UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2021
FORUM ENERGY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35504	61-1488595
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10344 Sam Houston Park Drive	Suite 300	Houston	TX	77064
(Address of Principal Executive Offices)				(Zip Code)
(Address of principal executive offices and zip code)

281	949-2500
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FET	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. o

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 28, 2021, in accordance with the terms of the Rights Agreement, dated as of April 29, 2020, between Forum Energy Technologies, Inc. (the “Company”) and American Stock Transfer & Trust Company, LLC, as rights agent (as amended, the “Rights Agreement”), the rights issued thereunder expired.
On May 11, 2021, the Company filed with the Secretary of State of the State of Delaware a Certificate of Elimination (the “Certificate of Elimination”), which, effective upon filing, eliminated from the Company’s Third Amended and Restated Certificate of Incorporation all matters set forth in the Company’s Certificate of Designations of Series A Junior Participating Preferred Stock as filed with the Secretary of State of the State of Delaware on April 30, 2020. The 296,000 shares of preferred stock previously designated as Series A Junior Participating Preferred Stock were eliminated and returned to the status of authorized but unissued shares of preferred stock, without designation. The Company’s stockholders are not required to take any action as a result of the expiration of the Rights Agreement. No shares of the Series A Junior Participating Preferred Stock were issued and outstanding at the time of filing of the Certificate of Elimination.
The foregoing is a summary of the terms of the Certificate of Elimination. The summary does not purport to be complete and is qualified in its entirety by reference to the Certificate of Elimination, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K.
Item 5.07 Submission of Matters to a Vote of Security Holders.
The 2021 Annual Meeting was held on May 11, 2021. Matters voted on at the 2021 Annual Meeting and the results thereof were as follows:
1.Election of Directors. The following individuals were elected as Class III directors to the Company's Board of Directors for a term of three years, each to serve until the annual meeting of stockholders in 2024 or until their successors are duly elected and qualified:

Nominee	For	Withheld	Broker Non-Votes
Michael McShane	2,475,639	145,431	1,835,699
John Schmitz	2,555,534	65,536	1,835,699

2.Approval of Executive Compensation. Stockholders approved, on an advisory basis, the compensation of the Company’s name executive officers:

Votes Cast
For	2,352,005
Against	258,570
Abstentions	10,494
Broker Non-Votes	1,835,699
3.Ratification of Auditors. Stockholders ratified the appointment of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for 2021:

Votes Cast
For	4,446,849
Against	8,238
Abstentions	1,682
Broker Non-Votes	—

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit Title or Description
3.1	Certificate of Elimination of Series A Junior Participating Preferred Stock

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2021	FORUM ENERGY TECHNOLOGIES, INC.
/s/ John C. Ivascu
John C. Ivascu
Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary